UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 13D

                 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934

                      Krupp Realty Limited Partnership VII
                                (Name of issuer)

                           Limited Partnership Units
                         (Title of class of securities)

                                 Not Applicable
                                 (CUSIP number)

                                Mark S. Thompson
           c/o Equity Resources Group, Incorporated, 14 Story Street,
                 Cambridge, Massachusetts 02138 (617) 876-4800
                 (Name, address and telephone number of person
               authorized to receive notices and communications)

                                 APRIL 3, 1996
            (Date of event which requires filing of this statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

Check the following box if a fee is being paid with the statement [X]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

NOTE: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filed out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                        (Continued on following page(s))

1.    NAMES AND IDENTIFICATION NO. OF REPORTING PERSONS:
      Equity Resources Group, Incorporated    I.R.S.# 04-2723870
      James E. Brooks
      Mark S. Thompson
      Eggert Dagbjartsson

2.    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (SEE INSTRUCTIONS)
                                                            (A)  [ ]
                                                            (B)  [ ]
3.    SEC USE ONLY


4.    SOURCE OF FUNDS (SEE INSTRUCTIONS)
                                 WC $193,891.80

5.    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
      ITEMS 2(D) OR 2(E)                                         [ ]
6.    CITIZENSHIP OR PLACE OF ORGANIZATION
      Equity Resources Group, Incorporated is a Massachusetts corporation. James E. Brooks is a United States citizen.
      Mark S. Thompson is a United States citizen.
      Eggert Dagbjartsson is a United States citizen.

NUMBER  OF SHARES BENEFICIALLY OWNED BY EACH  REPORTING  PERSON
WITH:

      7.   SOLE VOTING POWER
           None

      8.   SHARED VOTING POWER
           105 Units are held by Equity Resource Cambridge Fund Limited Partnership, a Massachusetts limited partnership, of which Equity Resources Group, Incorporated, James E. Books, Eggert Dagbjartsson and Mark S. Thompson are the general partners (the "Cambridge Fund General Partners"). Voting power with respect to such Units is shared by the Cambridge Fund General Partners as reporting persons in their capacities as general partners of such limited partnership.

           30 Units are held by Equity Resource General Fund Limited Partnership, a Massachusetts limited partnership, of which Equity Resources Group, Incorporated, James E. Books, Eggert Dagbjartsson and Mark S. Thompson are the general partners (the "General Fund

           General Partners"). Voting power with respect to such Units is shared by the General Fund General Partners as reporting persons in their capacities as general partners of such limited partnership.

           160 Units are held by Equity Resource Fund XV Limited Partnership, a Massachusetts limited partnership, of which Equity Resources Group, Incorporated and Mark S. Thompson are the general partners (the "Fund XV General Partners"). Voting power with respect to such Units is shared by the Fund XVI General Partners as reporting persons in their capacities as general partners of such limited partnership.

           515 Units are held by Equity Resource Fund XVI Limited Partnership, a Massachusetts limited partnership, of which Equity Resources Group, Incorporated and Mark S. Thompson are the general partners (the "Fund XVI General Partners"). Voting power with respect to such Units is shared by the Fund XVI General Partners as reporting persons in their capacities as general partners of such limited partnership.

           647.5 Units are held by Equity Resource Fund XVII Limited Partnership, a Massachusetts limited partnership, of which Equity Resources Group, Incorporated and Eggert Dagbjartsson are the general partners (the "Fund XVII General Partners"). Voting power with respect to such Units is shared by the Fund XVII General Partners as reporting persons in their capacities as general partners of such limited partnership.

           See Item 2 below for other required information.

      9.   SOLE DISPOSITIVE POWER
           None

      10.  SHARED DISPOSITIVE POWER
           105 Units are held by Equity Resource Cambridge Fund Limited Partnership, a Massachusetts limited partnership. Voting power with respect to such Units is shared by the Cambridge Fund General Partners as reporting persons in their capacities as general partners of such limited partnership.

           30 Units are held by Equity Resource General Fund Limited Partnership, a Massachusetts limited partnership. Voting power with respect to such Units is shared by the General Fund General Partners as reporting persons in their capacities as general partners of such limited partnership.

           160 Units are held by Equity Resource Fund XV Limited Partnership, a Massachusetts limited partnership. Voting power with respect to such Units is shared by the Fund XV General Partners as reporting persons in their capacities as general partners of such limited partnership.

           515 Units are held by Equity Resource Fund XVI Limited Partnership, a Massachusetts limited partnership. Voting power with respect to such Units is shared by the Fund XVI General Partners as reporting persons in their capacities as general partners of such limited partnership.

           647.5 Units are held by Equity Resource Fund XVII Limited Partnership, a Massachusetts limited partnership. Voting power with respect to such Units is shared by the Fund XVII General Partners as reporting persons in their capacities as general partners of such limited partnership.

           See Item 2 below for other required information.

11.   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
      105 Units are held by Equity Resource Cambridge Fund Limited Partnership, a Massachusetts limited partnership, of which the reporting persons Equity Resources Group, Incorporated, James E. Books, Eggert Dagbjartsson and Mark S. Thompson are the general partners.

      30 Units are held by Equity Resource General Fund Limited Partnership, a Massachusetts limited partnership, of which the reporting persons Equity Resources Group, Incorporated, James E. Books, Eggert Dagbjartsson and Mark S. Thompson are the general partners.

      160 Units are held by Equity Resource Fund XV Limited Partnership, a Massachusetts limited partnership, of which the reporting persons Equity Resources Group, Incorporated and Mark S. Thompson are the general partners.

      515 Units are held by Equity Resource Fund XVI Limited Partnership, a Massachusetts limited partnership, of which the reporting persons Equity Resources Group, Incorporated and Mark S. Thompson are the general partners.

      647.5 Units are held by Equity Resource Fund XVII Limited Partnership, a Massachusetts limited partnership, of which the reporting persons Equity Resources Group, Incorporated and Eggert Dagbjartsson are the general partners.

      See Item 2 below for other required information.

12.   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN
      SHARES(SEE INSTRUCTIONS)                                   [ ]

13. PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 0.4% are held by Equity Resource Cambridge Fund Limited Partnership, a Massachusetts limited partnership, of which the reporting persons Equity Resources Group, Incorporated, James E. Books, Eggert Dagbjartsson and Mark S. Thompson are the general partners.

      0.1% are held by Equity Resource General Fund Limited Partnership, a Massachusetts limited partnership, of which the reporting persons Equity Resources Group, Incorporated, James E. Books, Eggert Dagbjartsson and Mark S. Thompson are the general partners.

      0.6% are held by Equity Resource Fund XV Limited Partnership, a Massachusetts limited partnership, of which the reporting persons Equity Resources Group, Incorporated and Mark S. Thompson are the general partners.

      1.9% are held by Equity Resource Fund XVI Limited Partnership, a Massachusetts limited partnership, of which the reporting persons Equity Resources Group, Incorporated and Mark S. Thompson are the general partners.

      2.4% are held by Equity Resource Fund XVII Limited Partnership, a Massachusetts limited partnership, of which the reporting persons Equity Resources Group, Incorporated and Eggert Dagbjartsson are the general partners

      See Item 2 below for other required information.

14.   TYPE OF REPORTING PERSON (SEE INSTRUCTIONS)
      Equity Resources Group, Incorporated:    PN
      James E. Brooks                          IN
      Mark S. Thompson:                        IN
      Eggert Dagbjartsson:                     IN


Item 1.    Security and Issuer

      This statement relates to certain limited partnership units (the "Units") of Krupp Realty Limited Partnership VII, a Massachusetts limited partnership with its principal executive office at c/o The Berkshire Group, 470 Atlantic Avenue, Boston, MA 02210.

Item 2.    Identity and Background.

      (a) The names of the persons filing this statement are Equity Resources Group, Incorporated, a Massachusetts corporation, James E. Brooks, Mark S. Thompson, and Eggert Dagbjartsson, respectively. Equity Resources Group,

Incorporated, James E. Brooks, Mark S. Thompson and Eggert Dagbjartsson are the general partners of Equity Resource Cambridge Fund Limited Partnership and Equity Resource General Fund Limited Partnership. Equity Resources Group, Incorporated and Mark S. Thompson are the general partners of Equity Resource Fund XV Limited Partnership and Equity Resource Fund XVI Limited Partnership. Equity Resources Group, Incorporated and Eggert Dagbjartsson are the general partners of Equity Resource Fund XVII Limited Partnership. This statement on
Schedule 13D is filed on behalf of all such reporting persons. The executive officers and directors of Equity Resources Group, Incorporated are James E. Brooks, Chairman of the Board of Directors and Director, Mark S. Thompson, President and Director, and Eggert Dagbjartsson, Executive Vice President and Director.

      (b) The business address of each of Equity Resources Group, Incorporated, Mark S. Thompson, James E. Brooks, and Eggert Dagbjartsson, respectively, is 14 Story Street, Cambridge, Massachusetts 02138.

      (c) Mr. Brooks' principal occupation is Chairman of the Board of Directors of Equity Resources Group, Incorporated. Mr. Thompson's principal occupation is President of Equity Resources Group, Incorporated. Mr. Dagbjartsson's principal occupation is Executive Vice President of Equity Resources Group, Incorporated.

      (d) During the past five years, none of Equity Resources Group, Incorporated, Mark S. Thompson, James E. Brooks, and Eggert Dagbjartsson, respectively, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

      (e) During the past five years, none of Equity Resources Group, Incorporated, Mark S. Thompson, James E. Brooks, and Eggert Dagbjartsson, respectively, has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which such person was subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

     (f) Mark S. Thompson, James E. Brooks, and Eggert Dagbjartsson are citizens of the United States.

Item 3.    Source and Amount of Funds or Other Consideration.

      Equity Resource Cambridge Fund Limited Partnership, Equity Resource General Fund Limited Partnership, Equity Resource Fund XV Limited Partnership, Equity Resource Fund XVI Limited Partnership, and Equity Resource Fund XVII Limited Partnership, respectively, purchased the Units hereby reported for an aggregate of $193,891.80 cash. The source of such funds was the working capital of these respective limited partnerships.

Item 4.    Purpose of Transaction.

      Equity Resource Cambridge Fund Limited Partnership, Equity Resource General Fund Limited Partnership, Equity Resource Fund XV Limited Partnership, Equity Resource Fund XVI Limited Partnership, and Equity Resource Fund XVII Limited Partnership, respectively, acquired the Units for investment purposes and none of such limited partnerships, or any of the reporting persons has any present plans or proposals that relate to or would result in any of the actions described in Item 4(a)-(j) of the instructions to Schedule 13D.

Item 5.    Interest in Securities of the Issuer.

      (a) The reporting persons, in their capacities as general partners of each of Equity Resource Cambridge Fund Limited Partnership, Equity Resource General Fund Limited Partnership, Equity Resource Fund XV Limited Partnership, Equity Resource Fund XVI Limited Partnership, and Equity Resource Fund XVII Limited Partnership, respectively, beneficially own an aggregate of 1,457.5 Units, representing 5.36% of the Units presently outstanding (the percentages reported in Item 13 do not cumulate to 5.36% because of rounding done pursuant to the instructions to Schedule 13D).

      (b) The reporting persons, in their capacities as general partners of each of Equity Resource Cambridge Fund Limited Partnership, Equity Resource General Fund Limited Partnership, Equity Resource Fund XV Limited Partnership, Equity Resource Fund XVI Limited Partnership, and Equity Resource Fund XVII Limited Partnership, respectively, share the power to vote or direct the vote and to dispose of or direct the disposition of all of the 1,457.5 Units referred to in Item 5(a). See Item 2 above for other required information.

      (c)  Not applicable.

      (d)  Not applicable.

      (e)  Not applicable.

Item 6. Contracts, Arrangements, Understandings or Relationships With Respect to Securities of the Issuer.

           None.

Item 7.    Material to be Filed as Exhibits.

           Exhibit 7.1 Agreement dated as of April 3, 1996, between Equity Resources Group, Incorporated, James E. Brooks, Mark S. Thompson and Eggert Dagbjartsson with respect to the filing of this statement on
           Schedule 13D.


                                   SIGNATURES

      After reasonable inquiry and to the best of my knowledge and belief, each of the undersigned certifies that the information set forth in this Statement is true, complete, and correct.


      April 3, 1996                            April 3, 1996
      -------------                            -------------
      (Date)                                   (Date)

EQUITY RESOURCES GROUP,
INCORPORATED



By /s/ Mark S. Thompson                   /s/ James E. Brooks
   __________________________             _________________________
    Mark S. Thompson                      James E. Brooks, individually
    President


                                          /s/ Mark S. Thompson
                                          _________________________
                                          Mark S. Thompson, individually


                                          /s/ Eggert Dagbjartsson
                                          _________________________
                                          Eggert Dagbjartsson, individually

                                                                    EXHIBIT 7.1
                                   AGREEMENT


     This Agreement dated as of April 3, 1996, is by and among Equity Resources Group, Incorporated, a Massachusetts corporation, James E. Brooks, Mark S. Thompson and Eggert Dagbjartsson, each an individual.

      Each of the parties may be required to file with the United States Securities and Exchange Commission a statement on Schedule 13D with respect to an aggregate of 1,457.5 units (the "Units") of limited partnership interest in Krupp Realty Limited Partnership VII, a Massachusetts limited partnership, held by Equity Resource Cambridge Fund Limited Partnership, Equity Resource General Fund Limited Partnership, Equity Resource Fund XV Limited Partnership, Equity Resource Fund XVI Limited Partnership, and Equity Resource Fund XVII Limited Partnership, respectively, by reason of the respective parties being the general partners of each of Equity Resource Cambridge Fund Limited Partnership, Equity Resource General Fund Limited Partnership, Equity Resource Fund XV Limited Partnership, Equity Resource Fund XVI Limited Partnership, and Equity Resource Fund XVII Limited Partnership, as the case may be.

      Pursuant to Rule 13(d)(1) promulgated under the Securities Exchange Act of 1934, as amended, the parties hereby agree to file a single statement on
Schedule 13D on behalf of each of the parties, and hereby further agree to file this Agreement as an exhibit to such statement, as required by such rule.

      Executed and delivered as of the date first above written.


EQUITY RESOURCES GROUP,
INCORPORATED



By /s/ Mark S. Thompson                   /s/ James E. Brooks
   __________________________             _________________________
    Mark S. Thompson                      James E. Brooks, individually
    President


                                          /s/ Mark S. Thompson
                                          _________________________
                                          Mark S. Thompson, individually


                                          /s/ Eggert Dagbjartsson
                                          _________________________
                                          Eggert Dagbjartsson, individually